UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 15, 2007

HUSKER AG, LLC

(Exact name of registrant as specified in its charter)

Nebraska	000-49773	47-0836953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54048 Highway 20 Plainview, Nebraska	68769
(Address of principal executive offices)	(Zip Code)

(402) 582-4446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Husker Ag, LLC, a Nebraska limited liability company (the “Company”), borrowed $3.4 million on August 15, 2007 from Union Bank and Trust Company under the Company’s Construction Loan pursuant to the terms and conditions of its Credit Agreement dated January 5, 2007 (the “Credit Agreement”) These funds were paid to ICM, Inc. in connection with the Company’s plant expansion.

The Credit Agreement provides the Company up to $35 million of debt financing all of which is required to be used for the construction of the Company’s plant expansion project. The Credit Agreement consists of a Construction Loan and a Revolving Loan. The Construction Loan is a multiple advance loan with maximum borrowings of $25 million, available until the expansion is substantially complete or February 15, 2008, whichever occurs first. The Revolving Loan is a multiple advance loan with maximum borrowings of $10 million, available until 39 months after the Construction Loan has been paid in full or matures, whichever occurs first, but no later than June 1, 2018. Until the first principal payment is due under the Construction Loan, both of the loans accrue interest at the one month London Interbank Offering Rate (LIBOR) plus 3.00% adjusted monthly (the one month LIBOR was 5.5375% as of August 16, 2007, which would equate to a rate of 8.5375%).

As of August 15, 2007, the Company had outstanding borrowings of $11.0 million under the Construction Loan, and had no borrowings under the Revolving Loan.

The disclosures set forth in Item 2.03 of the Form 8-K dated January 5, 2007 and filed on January 11, 2007 hereby are incorporated by reference into this Current Report.

Signature Page Following

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUSKER AG, LLC

Date: August 20, 2007	By:	/s/ Mike Kinney
Mike Kinney, Chairman of the Board

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